Exhibit 32.1


CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with Amendment Number 1 to the Quarterly Report of World Waste Technologies, Inc. on Form 10-QSB for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, being, John Pimentel, Chief Executive Officer of World Waste Technologies, Inc., does hereby certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable of the Securities Exchange Act of 1934 as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition of the Company and the results of operations of the Company.


Dated: November 6, 2006



/s/  John Pimentel
--------------------------------------
John Pimentel, Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to World Waste Technologies, Inc. and will be retained by World Waste Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certificate is being furnished to the Securities and Exchange Commission as an exhibit to this Amendment Number 1 to Form 10-QSB and shall not be considered filed as part of this Amendment Number 1 to Form 10-QSB.